Exhibit 4.1

HERTZ GLOBAL HOLDINGS, INC.
as Issuer

and

[________]
as Trustee

‑‑‑‑‑‑‑‑‑

INDENTURE

DATED AS OF [________], 20[__]

‑‑‑‑‑‑‑‑‑

PROVIDING FOR THE ISSUANCE OF SECURITIES IN SERIES

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION    1

Section 101.	Definitions. 1

Section 102.	Other Definitions. 11

Section 103.	Rules of Construction 11

Section 104.	Compliance Certificates and Opinions 12

Section 105.	Form of Documents Delivered to Trustee 13

Section 106.	Acts of Holders; Record Dates. 13

Section 107.	Notices, etc., to Trustee and Company 16

Section 108.	Notices to Holders; Waiver 16

Section 109.	Conflict with TIA 17

Section 110.	Effect of Headings and Table of Contents 17

Section 111.	Successors and Assigns 17

Section 112.	Separability Clause 17

Section 113.	Benefits of Indenture 17

Section 114.	GOVERNING LAW; WAIVER OF JURY TRIAL 17

Section 115.	Legal Holidays 17

Section 116.	No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders 18

Section 117.	Counterparts 18

Section 118.	U.S.A. PATRIOT Act 18

Section 119.	Force Majeure 18
ARTICLE II SECURITY FORMS    18

Section 201.	Forms Generally 18

Section 202.	Form of Trustee’s Certificate of Authentication 19

Section 203.	Securities in Global Form 19
ARTICLE III THE SECURITIES    20

Section 301.	Amounts Unlimited; Issuable in Series 20

Section 302.	Denominations 23

Section 303.	Execution, Authentication, Delivery and Dating 23

Section 304.	Temporary Securities 24

Section 305.	Registrar and Paying Agent 24

Section 306.	Mutilated, Destroyed, Lost and Stolen Securities 25

Section 307.	Payment of Interest; Rights to Interest Preserved 26

Section 308.	Persons Deemed Owners 27

Section 309.	Cancellation 27

Section 310.	Computation of Interest 28

Section 311.	CUSIP Numbers 28

ARTICLE IV COVENANTS	28

Section 401.	Payment of Principal, Premium and Interest 28

Section 402.	Maintenance of Office or Agency. 28

Section 403.	Money for Payments to Be Held in Trust 29

Section 404.	Statement as to Default 30

ARTICLE V REMEDIES	30

Section 501.	Events of Default 30

Section 502.	Acceleration of Maturity; Rescission and Annulment 32

Section 503.	Other Remedies; Collection Suit by Trustee 32

Section 504.	Trustee May File Proofs of Claim 32

Section 505.	Trustee May Enforce Claims Without Possession of Securities 33

Section 506.	Application of Money Collected 33

Section 507.	Limitation on Suits 33

Section 508.	Restoration of Rights and Remedies 34

Section 509.	Rights and Remedies Cumulative 34

Section 510.	Delay or Omission Not Waiver 34

Section 511.	Control by Holders 34

Section 512.	Waiver of Past Defaults 35

Section 513.	Undertaking for Costs 35

Section 514.	Waiver of Stay, Extension or Usury Laws 35

ARTICLE VI THE TRUSTEE	36

Section 601.	Certain Duties and Responsibilities. 36

Section 602.	Notice of Defaults 37

Section 603.	Certain Rights of Trustee 37

Section 604.	Not Responsible for Recitals or Issuance of Securities 38

Section 605.	May Hold Securities 39

Section 606.	Money Held in Trust 39

Section 607.	Compensation and Reimbursement 39

Section 608.	Conflicting Interests 40

Section 609.	Corporate Trustee Required; Eligibility 40

Section 610.	Resignation and Removal; Appointment of Successor 40

Section 611.	Acceptance of Appointment by Successor 41

Section 612.	Merger, Conversion, Consolidation or Succession to Business 42

Section 613.	Preferential Collection of Claims Against the Company 42

Section 614.	Appointment of Authenticating Agent 42

ARTICLE VII HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE	42

Section 701.	The Company to Furnish Trustee Names and Addresses of Holders 42

Section 702.	Preservation of Information; Communications to Holders 43

Section 703.	Reports by Trustee 43

ARTICLE VIII AMENDMENT, SUPPLEMENT OR WAIVER	43

Section 801.	Without Consent of Holders 43

Section 802.	With Consent of Holders 44

Section 803.	Execution of Supplemental Indentures 45

Section 804.	Revocation and Effect of Consents 46

Section 805.	Notation on or Exchange of Securities 46

ARTICLE IX REDEMPTION OF SECURITIES	46

Section 901.	Applicability of Article 46

Section 902.	Selection by Trustee of Securities to Be Redeemed 46

Section 903.	Notice of Redemption 47

Section 904.	Deposit of Redemption Price 48

Section 905.	Securities Payable on Redemption Date 48

Section 906.	Securities Redeemed in Part 49

ARTICLE X SATISFACTION AND DISCHARGE	49

Section 1001.	Satisfaction and Discharge of Indenture 49

Section 1002.	Application of Trust Money 50

ARTICLE XI DEFEASANCE OR COVENANT DEFEASANCE	50

Section 1101.	The Company’s Option to Effect Defeasance or Covenant Defeasance 50

Section 1102.	Defeasance and Discharge 51

Section 1103.	Covenant Defeasance 51

Section 1104.	Conditions to Defeasance or Covenant Defeasance 52

Section 1105.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions 53

Section 1106.	Reinstatement 53

Section 1107.	Repayment to the Company 54

INDENTURE, dated as of [________], 20[__] (this “Indenture”), between Hertz Global Holdings, Inc., a corporation organized under the laws of the state of Delaware, as issuer, and [________], as Trustee.
RECITALS OF THE COMPANY
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debentures, notes or other debt instruments, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.
All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the benefit of all Holders of the Securities or of any series thereof, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 101.    Definitions.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 613 to act on behalf of the Trustee to authenticate Securities of one or more series.
“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.
“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).
“Capital Stock” of any Person means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.
“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Equivalents” means any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America or Canada or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any bank or other institutional lender under the Senior Credit Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (c)(ii), (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended, (g) investment funds investing at least 95.0% of their assets in cash equivalents of the types described in clauses (a) through (f) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (h) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors, and (i)

solely with respect to any Captive Insurance Subsidiary, any investment that person is permitted to make in accordance with applicable law.
“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.
“Company” means Hertz Global Holdings, Inc., a Delaware corporation formerly known as Hertz Rental Car Holding Company, Inc., and any successor in interest thereto.
“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Officer of the Company.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered.
“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.
“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means The Depository Trust Company, its nominees and successors.
“Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the final Stated Maturity of the Securities; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary of the Company, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.
“Dollars” or “$” means dollars in lawful currency of the United States of America.
“Domestic Subsidiary” means any Subsidiary of the Company other than a Foreign Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Company, which determination shall be conclusive.

“Fixed GAAP Date” means, with respect to any series of Securities, “Fixed GAAP Date” as such term is defined in the supplemental indenture establishing such series of Securities.
“Fixed GAAP Terms” means, with respect to any series of Securities, “Fixed GAAP Terms” as such term is defined in the supplemental indenture establishing such series of Securities.
“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.
“Foreign Subsidiary” means (a) any Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) any Subsidiary of the Company that has no material assets other than securities, Indebtedness or receivables of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof), and/or other assets (including cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments) relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries and (c) any Subsidiary of the Company that is organized under the laws of Puerto Rico or any other territory of the United States of America.
“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include indorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holder” means the Person in whose name a Security is registered in the Security Register.
“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.
“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock will be deemed not to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(i)    the principal of indebtedness of such Person for borrowed money;
(ii)    the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(iii)    all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed) (except to the extent such reimbursement obligations relate to Trade Payables and such obligations are expected to be satisfied within 30 days of becoming due and payable);
(iv)    all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto (in each case, except (x) Trade Payables and (y) any earn-out obligations until such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP and if not expected to be paid within 60 days after becoming due and payable);
(v)    all Capitalized Lease Obligations of such Person;
(vi)    the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company) any

Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Company, which determination shall be conclusive);
(vii)    all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;
(viii)    all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person; and
(ix)    to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);
provided that Indebtedness shall exclude any Indebtedness of any Parent appearing upon the balance sheet of the Company solely by reason of push-down accounting under GAAP.
The amount of Indebtedness of any Person at any date shall be determined as set forth above or as otherwise provided for in this Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.
“interest,” with respect to the Securities, means interest on the Securities and, except for purposes of Article VIII, additional interest pursuant to the terms of any Security.
“Interest Payment Date” means, when used with respect to any Security and any installment of interest thereon, the date specified in such Security as the fixed date on which such installment of interest is due and payable, as set forth in such Security.
“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.
“Investment Grade Rating” means a rating of Baa3 or better (or, in the case of short-term obligations, P-3 or better) by Moody’s and BBB− or better (or, in the case of short-term obligations, A-3 or better) by S&P (or, in either case, the equivalent of such rating by such organization), or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Management Investors” means the officers, directors, employees and other members of the management of any Parent, the Company or any of their respective Subsidiaries, or family members or relatives of any of the foregoing, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company, any Subsidiary or any Parent.
“Management Stock” means Capital Stock of the Company, any Subsidiary or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.
“Officer” means, with respect to the Company or any other obligor upon the Securities, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer,” “Authorized Party” or “Authorized Officer” for the purposes of this Indenture by the Board of Directors).
“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Securities, a certificate signed by one Officer of such Person.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Outstanding,” when used with respect to any Securities means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
(i)    any such Security theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii)    any such Security for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and
(iii)    any such Security in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture.
A Security does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Security, provided that in determining whether the Holders of the requisite amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or an Affiliate of the Company.
“Parent” means a Person of which the Company becomes a Subsidiary after the date of original execution of this Indenture; provided that immediately after the Company first becomes a Subsidiary of such Person, more than 50.0% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50.0% of the Voting Stock of the Company or a Parent of the Company immediately prior to the Company first becoming such Subsidiary.
“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority or any other entity of whatever nature.
“Place of Payment” means a city or any political subdivision thereof in which any Paying Agent appointed pursuant to Article III is located.
“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.
“Preferred Stock” as applied to the Capital Stock of any corporation or company means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over shares of Capital Stock of any other class of such corporation or company.
“Rating Agency” means Moody’s or S&P or, if Moody’s or S&P or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.
“Redemption Date,” when used with respect to any Security to be redeemed or repurchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture or the supplemental indenture establishing the applicable series of Securities.
“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.
“Regular Record Date” means, with respect to any series of Securities, “Regular Record Date” as such term is defined in the supplemental indenture establishing such series of Securities.
“Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, who has direct responsibility for the administration of this Indenture, including any vice president or assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
“S&P” means S&P Global Ratings (a division of S&P Global Inc.) and any successor thereto.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities” means the debentures, notes or other debt instruments of the Company of any series authenticated and delivered under this Indenture.
“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Credit Facility” means, with respect to any series of Securities, “Senior Credit Facility” as such term is defined in the supplemental indenture establishing such series of Securities.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa‑7bbbb), as amended.
“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it and, thereafter, means the successor.
“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Vice President,” when used with respect to any Person, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president.”
“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.
Section 102.    Other Definitions.

Term	Defined in Section

“Act”	106
“Authentication Order”	303
“Bankruptcy Law”	501
“Covenant Defeasance”	1103
“Custodian”	501
“Defaulted Interest”	307
“Defeasance”	1102
“Defeased Securities”	1101
“Event of Default”	501
“Expiration Date”	106
“Indenture”	Preamble
“Minimum Denomination”	302
“Notice of Default”	501
“Security Register” and “Security Registrar”	305
Section 103.    Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Indenture have the meanings assigned to them in this Indenture;
(2)    “or” is not exclusive;
(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(4)    the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)    the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;
(6)    words in the singular include the plural, and words in the plural include the singular;
(7)    references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(8)    any reference to a Section, Article or clause refers to such Section, Article or clause of this Indenture; and
(9)    all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein.
Section 104.    Compliance Certificates and Opinions. Upon any application or request by the Company or by any other obligor upon the Securities to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under this Indenture. Each such certificate or opinion shall be given in the form of one or more Officer’s Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer’s Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 404) shall include:
(1)    a statement that the individual signing such certificate or opinion has read such condition or covenant, as applicable, and the definitions herein relating thereto;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant, as applicable, has been complied with; and
(4)    a statement as to whether, in the opinion of such individual, such condition or covenant, as applicable, has been complied with.

Section 105.    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 106.    Acts of Holders; Record Dates.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to §315 of the TIA) conclusive in favor of the Trustee, the Company and any other obligor upon the Securities, if made in the manner provided in this Section 106.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other legal entity other than an individual, on behalf of such corporation or partnership or entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The ownership of Securities shall be proved by the Security Register.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, the Company or any other obligor upon the Securities in reliance thereon, whether or not notation of such action is made upon such Security.
(e)
(i)    The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of the applicable series; provided that the Company may not set a record date for, and the provisions of this clause (i) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (ii) below. If any record date is set pursuant to this clause (i), the Holders of Outstanding Securities of the applicable series on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of the applicable series on such record date. Nothing in this clause (i)shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this clause (i) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this clause (i) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the applicable series on the date such action is taken. Promptly after any record date is set pursuant to this clause (i), the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the applicable series in the manner set forth in Section 108.
(ii)    The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (A) any Notice of Default, (B) any declaration of acceleration referred to in Section 502, (C) any request to institute proceedings referred to in Section 507(ii) or (D) any direction referred to in Section 511, in each case with respect to Securities of such series. If any record date is set pursuant to this clause (ii), the Holders of Outstanding Securities of the applicable series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of the applicable series on such record date. Nothing in this clause (ii) shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this clause (ii) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this clause (ii) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the applicable series on the date such action is taken. Promptly after any record date is set pursuant to this clause (ii), the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the applicable series in the manner set forth in Section 108.
(iii)    With respect to any record date set pursuant to this Section 106, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 106(e) in writing, and to each Holder of Securities of the applicable series in the manner set forth in Section 108, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 106, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (iii). Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
(iv)    Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
(v)    Without limiting the generality of this Section 106, a Holder, including the Depositary, that is the Holder of a global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders, and the Depositary, as the Holder of a global Security, may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depositary’s standing instructions and customary practices.
(vi)    The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any global Security held by the Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization direction, notice consent, waiver or other Act, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective if made, given or taken more than 90 days after such record date.
Section 107.    Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
(1)    the Trustee by any Holder or by the Company or by any other obligor upon the Securities shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at [________] (telephone: [________]; telecopier: [________]) or at any other address furnished in writing to the Company by the Trustee; or
(2)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company at Hertz Global Holdings, Inc., 8501 Williams Road, Estero, Florida 33928, Attention: M. David Galainena, Executive Vice President, General Counsel and Secretary; with a copy to White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: Jonathan Michels, Esq. (telephone: (212) 819-8661; telecopier: (212) 354-8113), or at any other address previously furnished in writing to the Trustee by the Company.
(3)    The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
Section 108.    Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary (including delivery by electronic mail).
Section 109.    Conflict with TIA. If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the TIA imposed hereon by §318(c) thereof, such required provision shall control.
Section 110.    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 111.    Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.
Section 112.    Separability Clause. In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 113.    Benefits of Indenture. Nothing in this Indenture or in any Security, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 114.    GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE SECURITIES AND (BY THEIR ACCEPTANCE OF THE SECURITIES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY U.S. FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 115.    Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security, or the last date on which a Holder has the right to convert or exchange Securities of a series that are convertible or exchangeable, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in any Security that specifically states that such provision shall apply in lieu hereof) payment of interest or principal and premium (if any) need not be made at such Place of

Payment on such date, and Securities need not be converted or exchanged on such date, but such payment may be made, and such Securities may be converted or exchanged, on the next succeeding day that is a Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or on such last date for conversion or exchange, and no interest shall accrue on the amount payable on such date or as such time for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or last day for conversion or exchange, as the case may be, to such next succeeding Business Day.
Section 116.    No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary thereof shall have any liability for any obligation of the Company under this Indenture or the Securities, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
Section 117.    Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 118.    U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
Section 119.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE II

SECURITY FORMS
Section 201.    Forms Generally. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the Officers of the Company executing such Securities as evidenced by their execution of such Securities.
Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without coupons.
Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.
Section 202.    Form of Trustee’s Certificate of Authentication. The Securities will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:
This is one of the Securities referred to in the within mentioned Indenture.

[________],
as Trustee
By:
Authorized Signatory
Dated:
If an appointment of an Authenticating Agent is made pursuant to Section 613, the Securities may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:
This is one of the Securities referred to in the within mentioned Indenture.

[________],
as Trustee
By:
As Authenticating Agent
By:
As Authorized Signatory
Dated:
Section 203.    Securities in Global Form. If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 303 or Section 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver, in each case at the Company’s expense, any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.
Notwithstanding the provisions of Section 307, unless otherwise specified in or pursuant to this Indenture or any Security, payment of principal of, and any premium and interest on, any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.
Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a global Security the Holder of such global Security.
ARTICLE III

THE SECURITIES
Section 301.    Amounts Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered and Outstanding under this Indenture is not limited. The Securities may be issued from time to time in one or more series.
With respect to each series of Securities issued hereunder, the following matters shall be established in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto:
(1)    the title (which shall distinguish the Securities of that particular series from the Securities of any other Series) and ranking (including the terms of any subordination provisions) of the Series;
(2)    the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;
(3)    any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306 or 906);
(4)    the date or dates on which the principal of the Securities of the series is payable;
(5)    the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable at any regular record date for the interest payable on any Interest Payment Date;
(6)    the place or places where the principal of and interest, if any, on the Securities of the series shall be payable, where the Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;
(7)    if applicable, the period or periods within which, the price or prices at which, and the terms and conditions upon which the Securities of the series may be redeemed, in whole or in part, at the option of the Company;
(8)    the obligation, if any, of the Company to redeem or purchase the Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(9)    the dates, if any, on which and the price or prices at which the Securities of the series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;
(10)    whether the Company will be obligated to pay additional amounts on the Securities of the series in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem the Securities of such series instead of making such payment;
(11)    any provisions relating to restrictions on transfer, sale, assignment or conversion applicable to the Securities of the series;
(12)    any addition to, deletion of or change in the covenants set forth in Article IV applicable to the Securities of the series;
(13)    any addition to, deletion of or change in the Events of Default applicable to the Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;
(14)    if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;
(15)    the forms of the Securities of the series and whether the Securities will be issuable as global Securities;
(16)    if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;
(17)    the currency of denomination of the Securities of the series, which may be Dollars or any Foreign Currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
(18)    the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the Securities of the series will be made;
(19)    if payments of principal of, premium or interest, if any, on the Securities of the series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;
(20)    the manner in which the amounts of payment of principal of, premium or interest, if any, on the Securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
(21)    any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such series if other than those appointed herein;
(22)    any addition to, deletion of or change in the remedies set forth in Article VI applicable to the Securities of the series;
(23)    if applicable, the right of the Company to make any changes to this Indenture or the terms of the Securities of the series and what approval, if any, will be required from the Holders;
(24)    any addition to, deletion of or change in the terms of any defeasance or satisfaction and discharge provisions applicable to the Securities of the series;

(25)    the provisions, if any, relating to conversion or exchange of any Securities of such series, including if applicable, the terms and conditions of such conversion or exchange, including the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Company, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of Securities are redeemed; and
(26)    any other specific terms, preferences, rights or limitations of, or restrictions on, the Securities of the series, and any terms which may be required by the Company or be advisable under applicable laws or regulations or advisable in connection with the marketing of Securities of that series.
All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.
Section 302.    Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $2,000 (the “Minimum Denomination”) and integral multiples of $1,000 in excess thereof.
Section 303.    Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by one Officer of the Company. The signature of any such Officer on the Securities may be manual or by facsimile.
Securities bearing the manual or facsimile signature of an individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of original issuance of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officer’s Certificate or supplemental indenture(s) with respect to such Securities referred to in Section 301 and a written order of the Company in the form of an Officer’s Certificate of the Company (an “Authentication Order”) have been delivered to the Trustee, the Trustee in accordance with the Authentication Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to §315(a) through §315(d) of the TIA) shall be fully protected in relying on: (i) the Board Resolution and Officer’s Certificate, or supplemental indenture hereto, establishing the form of the Securities of that series or of Securities within that series and the terms of the Securities of that series or of Securities within that series and (ii) an Officer’s Certificate complying with Section 104.
All Securities shall be dated the date of their authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
Section 304.    Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and tenor.
Section 305.    Registrar and Paying Agent. With respect to the Securities of each series, the Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (each such register being herein sometimes referred to as the “Security Register”) at an office or agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of such series and of transfers of the Securities of such series. Such office or agency shall be the “Security Registrar” for that series of Securities. The Company may have one or more co-registrars. The term “Security Registrar” includes any co-registrars.
The Company shall also maintain, with respect to the Securities of each series, an office or agency within the United States where Securities of such series may be presented for payment; provided, however, that at the option of the Company payment of interest on a Security may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The Company may have one or more additional paying agents, and the term “Paying Agent” includes any additional Paying Agent.
The Company initially appoints the Trustee as “Security Registrar” and “Paying Agent” in connection with the Securities until such time as it has resigned or a successor has been appointed. The Company may change the Paying Agent or Security Registrar for any series of Securities without prior notice to the Holders of Securities. The Company may enter into an appropriate agency agreement with any Security Registrar or Paying Agent not a party to this Indenture. Any such agency agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to appoint or maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607. The Company or any wholly-owned Domestic Subsidiary of the Company may act as Paying Agent, Security Registrar or transfer agent.
Upon surrender for transfer of any Security of any series at the office or agency of the Company in a Place of Payment for such series, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount.
At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency for such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.
All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitling the Holders thereof to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection therewith.
The Company shall not be required (i) to issue, transfer or exchange Securities of any series during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption (or purchase) of Securities of that series selected for redemption (or purchase) and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any such Securities so selected for redemption (or purchase) in whole or in part.
Section 306.    Mutilated, Destroyed, Lost and Stolen Securities. If a mutilated Security is surrendered to the Security Registrar, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.
The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 307.    Payment of Interest; Rights to Interest Preserved. Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest specified in the applicable supplemental indenture.
Unless otherwise specified for Securities of any series in the applicable supplemental indenture, as contemplated by Section 301, any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or (2) below:
(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
(2)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security of such series.
Section 308.    Persons Deemed Owners. The Company, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.
Section 309.    Cancellation. All Securities surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).

Section 310.    Computation of Interest. Unless otherwise specified for Securities of any series in the applicable supplemental indenture, as contemplated by Section 301, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30 day months.
Section 311.    CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Securities and that reliance may be placed only on the other elements of identification printed on the Securities, and that any redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP number, but any failure to notify the Trustee shall not constitute a Default or an Event of Default by the Company.
ARTICLE IV

COVENANTS
Section 401.    Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. Principal amount (and premium, if any) and interest on the Securities shall be considered paid on the date due if the Company shall have deposited with the Paying Agent (if other than the Company or a wholly-owned Domestic Subsidiary of the Company) as of 12:00 p.m., New York City time, on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and interest then due. At the option of the Company, payment of Interest on a Security may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
Section 402.    Maintenance of Office or Agency.
(a)    With respect to each series of Securities, the Company shall maintain in the United States one or more offices or agencies where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of legal process may be made against the Company at any office of the Trustee.

(b)    The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all purposes and may from time to time rescind such designations.
The Company hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Company where Securities of each series may be presented or surrendered for payment or for transfer or exchange for so long as such Corporate Trust Office remains a Place of Payment in accordance with Section 305 hereof.
Section 403.    Money for Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before 12:00 p.m., New York City time, on each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
If the Company is not acting as its own Paying Agent for any series of Securities, it shall, on or prior to 12:00 p.m., New York City time, on each due date of the principal of (and premium, if any) or interest on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.
If the Company is not acting as its own Paying Agent, the Company shall cause any Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, that such Paying Agent shall:
(1)    hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
(2)    give the Trustee written notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any such payment of principal (and premium, if any) or interest;
(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
(4)    acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof unless an applicable abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Section 404.    Statement as to Default. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate to the effect that to the best knowledge of the signer thereof (on behalf of the Company) the Company is or is not in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to the Company (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which such signer may have knowledge.
ARTICLE V

REMEDIES
Section 501.    Events of Default. “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer’s Certificate establishing the terms of such series pursuant to this Indenture:
(i)    a default in any payment of interest on any Security of such series when due, continued for a period of 30 days;
(ii)    a default in the payment of principal of any Security of such series when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;
(iii)    the failure by the Company to comply for 60 days after the notice specified in the penultimate paragraph of this Section 501 with its other agreements contained in this Indenture, the Securities of such series, or the supplemental indenture, Board Resolution or Officer’s Certificate establishing such series of Securities;

(iv)    the taking of any of the following actions by the Company, pursuant to or within the meaning of any Bankruptcy Law:
(A)    the commencement of a voluntary case;
(B)    the consent to the entry of an order for relief against it in an involuntary case;
(C)    the consent to the appointment of a Custodian of it or for any substantial part of its property; or
(D)    the making of a general assignment for the benefit of its creditors;
(v)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Company in an involuntary case;
(B)    appoints a Custodian of the Company or for any substantial part of its property; or
(C)    orders the winding up or liquidation of the Company;
and the order or decree remains unstayed and in effect for 60 days; or
(vi)    any other Event of Default provided in the supplemental indenture, Board Resolution or Officer’s Certificate establishing such series of Securities.
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
However, a Default under Section 501(iii) will not constitute an Event of Default until the Trustee or the Holders of at least 30.0% in principal amount of the Outstanding Securities notify the Company in writing of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” When a Default or an Event of Default is cured, it ceases.
The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default under Section 501(iii), its status and what action the Company is taking or proposes to take with respect thereto.
Section 502.    Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series (other than an Event of Default specified in Section 501(iv) or Section 501(v)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30.0% in principal amount of the Outstanding Securities of such series by written notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal of and accrued but unpaid interest on all the Securities of such series to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.
Notwithstanding the foregoing, if an Event of Default specified in Section 501(iv) or Section 501(v) with respect to Securities of any series occurs and is continuing, the principal of and accrued but unpaid interest on all the Outstanding Securities of such series will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Outstanding Securities of such series by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 503.    Other Remedies; Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under this Section 503 to, pursue any available remedy to collect the payment of principal of or interest on the Securities of any series or to enforce the performance of any provision of the Securities of such series or this Indenture. If an Event of Default specified in Section 501(i) or Section 501(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 607.
Section 504.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities of any series, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 607.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting the Securities of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 505.    Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
Section 506.    Application of Money Collected. Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee under Section 607;
Second: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and
Third: to the Company.
Section 507.    Limitation on Suits. No Holder of any Security of any series may pursue any remedy with respect to this Indenture or the Securities of such series unless:
(i)    such Holder has previously given the Trustee written notice that an Event of Default with respect to the Securities of such series is continuing;
(ii)    Holders of at least 30.0% in principal amount of the Outstanding Securities of such series have requested the Trustee in writing to pursue the remedy;
(iii)    such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(iv)    the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(v)    the Holders of a majority in principal amount of the Outstanding Securities of such series have not given the Trustee a direction inconsistent with the request within such 60-day period.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 508.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 509.    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 510.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 511.    Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that:
(1)    such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series; and
(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 601, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the

Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Section 512.    Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past Default hereunder with respect to such series and its consequences, except a Default:
(1)    in the payment of the principal of or interest on any Security of such series (which may only be waived with the consent of each Holder of Securities of such series affected); or
(2)    in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 802 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Securities of such series, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities of such series, respectively.
Section 513.    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Securities, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 513 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturity or Interest Payment Dates expressed in such Security or for the enforcement of the right, if any, to convert or exchange any Security into other securities in accordance with its terms.
Section 514.    Waiver of Stay, Extension or Usury Laws. The Company (to the extent that it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Securities of any series contemplated herein or in the Securities of such series or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI

THE TRUSTEE
Section 601.    Certain Duties and Responsibilities.
(a)    Except during the continuance of an Event of Default:
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.
(b)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(c)    Reports by the Company delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
(d)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 601(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 511.
(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(f)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601 and Section 603.
Section 602.    Notice of Defaults. If a Default with respect to the Securities of any series occurs and is continuing and is known to the Trustee, the Trustee must mail within 90 days after it occurs, to all Holders of Securities of such series as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
Section 603.    Certain Rights of Trustee. Subject to the provisions of Section 601:
(1)    the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person’s Board of Directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;
(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company;
(4)    the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document;
(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(8)    to the extent permitted by applicable law, the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(9)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of one or more series and this Indenture;
(10)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
(11)    in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(12)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and
(13)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
Section 604.    Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.
Section 605.    May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
Section 606.    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
Section 607.    Compensation and Reimbursement. The Company agrees:
(1)    to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
(3)    to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the Trustee’s part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The Trustee shall have a Lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(iv) or Section 501(v), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Company need not pay for any settlement made without its consent. The provisions of this Section 607 shall survive the termination of this Indenture and the resignation or removal of the Trustee.
Section 608.    Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, then the Trustee shall eliminate such interest, apply to the SEC for permission to continue as Trustee with such conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Securities, or a trustee under any other indenture between the Company and the Trustee.
Section 609.    Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50.0 million. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 610.    Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.
The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.
If at any time:
(1)    the Trustee shall fail to comply with the obligations imposed upon it under §310(b) of the TIA with respect to Securities of any series after written request therefor by the Company or by any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months;

(2)    the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder; or
(3)    the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee with respect to all Securities or the Securities of such series, or (B) subject to §315(e) of the TIA, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, then, subject to Section 513, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee to all Holders in the manner provided in Section 108. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
Section 611.    Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring

Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.
No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.
Section 612.    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
Section 613.    Preferential Collection of Claims Against the Company. The Trustee is subject to §311(a) of the TIA, excluding any creditor relationship listed in §311(b) of the TIA. A Trustee who has resigned or has been removed shall be subject to §311(a) of the TIA to the extent indicated.
Section 614.    Appointment of Authenticating Agent. With respect to one or more series of Securities, the Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Securities of such series. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Security Registrar, Paying Agent or agent for service of notices and demands.
ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY
THE TRUSTEE
Section 701.    The Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(1)    semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of such series as of such Regular Record Date; and
(2)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that if and to the extent and so long as the Trustee shall be the Security Registrar, no such list need be furnished pursuant to this Section 701.
Section 702.    Preservation of Information; Communications to Holders. The Trustee shall comply with the obligations imposed upon it pursuant to §312 of the TIA.
Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of either of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders in accordance with §312(c) of the TIA, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under §312(b) of the TIA.
Section 703.    Reports by Trustee. Within 60 days after each [________], beginning with [________], 20[__], the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto for so long as any Securities remain outstanding. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee or any applicable listing agent with each stock exchange upon which any Securities are listed, with the SEC and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange, but any failure to so notify the Trustee shall not constitute a Default or Event of Default by the Company.
ARTICLE VIII

AMENDMENT, SUPPLEMENT OR WAIVER
Section 801.    Without Consent of Holders. Without the consent of (or notice to) any Holders of Securities, the Company and the Trustee may amend or supplement this Indenture or the Securities of one or more series, for any of the following purposes:
(1)    to cure any ambiguity, mistake, omission, defect or inconsistency;
(2)    to provide for the assumption by a successor company of the obligations of the Company under this Indenture or any Security;
(3)    to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4)    to add Guarantees with respect to Securities of any series, to secure Securities of any series, or to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Securities of any series when such release, termination or discharge is provided for under this Indenture or the Securities of such series;
(5)    to add to the covenants of the Company or Events of Default with respect to the Securities of any series for the benefit of the Holders of Securities of such series or to surrender any right or power conferred upon the Company;
(6)    to provide for the issuance of and establish the form and terms and conditions of Securities of any series as permitted by this Indenture;
(7)    to increase the minimum denomination of the Securities to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for the purposes of redemption or repurchase of any Security in part);
(8)    to make any change that does not materially adversely affect the rights of any Holder of a Security of any series under the Securities of such series or this Indenture;
(9)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or
(10)    to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.
Section 802.    With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such amendment or supplement (including, in each case, consents obtained in connection with a tender offer or exchange offer for the Securities of such series), and the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series by written notice to the Trustee (including, in each case, consents obtained in connection with a tender offer or exchange offer for the Securities of such series) may waive any existing Default or Event of Default or compliance by the Company with any provision of this Indenture or the Securities with respect to such series; provided that (x) if any such amendment or waiver will only affect one series of Securities (or less than all series of Securities) then Outstanding under this Indenture, then only the consent of the Holders of not less than a majority in principal amount of the Securities of such series then Outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for the Securities of such series) shall be required and (y) if any such amendment or waiver by its terms will affect a series of Securities in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Securities, then the consent of the Holders of not less than a majority in principal amount of the Securities of such series then Outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for the Securities of such series) shall be required.

Notwithstanding the provisions of this Section 802, without the consent of Holders of at least 90.0% of the principal amount of the Securities of each series affected (including, in each case, consents obtained in connection with a tender offer or exchange offer for the Securities of such series), an amendment or waiver, including a waiver pursuant to Section 512, may not:
(i)    reduce the principal amount of the Securities whose Holders must consent to an amendment or waiver;
(ii)    reduce the rate of or extend the time for payment of interest on any Security;
(iii)    reduce the principal of or extend the Stated Maturity of any Security;
(iv)    reduce the premium payable upon the redemption of any Security or change the date on which any Security may be redeemed as described in the applicable supplemental indenture;
(v)    make any Security payable in money other than that stated in such Security;
(vi)    impair the legal right of any Holder of any Security to receive payment of principal of and interest on such Security on or after the respective Stated Maturity for such principal or Interest Payment Date for such interest expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Date; or
(vii)    make any change in the amendment or waiver provisions described in this paragraph.
Any amendment, supplement or waiver consented to by Holders of at least 90.0% of the principal amount of the Securities of each series affected will be binding on any non-consenting Holder of the Securities of such series affected. It shall not be necessary for the consent of the Holders under this Section 802 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 802 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.
Section 803.    Execution of Supplemental Indentures. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article VIII if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the

Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
Section 804.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or any Security that evidences all or any part of the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Subject to the following paragraph of this Section 804, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Securities of each series affected by such amendment, supplement or waiver.
Section 805.    Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.
ARTICLE IX

REDEMPTION OF SECURITIES
Section 901.    Applicability of Article. Securities of or within any series that are redeemable in whole or in part before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified for Securities of any series in the applicable supplemental indenture, as contemplated by Section 301) in accordance with this Article IX.
Section 902.    Selection by Trustee of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee not more than 60 days prior to the Redemption Date (except that such notice may be delivered more than 60 days prior to the Redemption Date if the Redemption Date is delayed as provided in the applicable supplemental indenture) on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (and in case of global Securities, subject to the procedures of the DTC), although no Security of the Minimum Denomination in original principal amount or less will be redeemed in part.
The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, unless the company defaults in payment of the redemption price, interest will cease to accrue on Securities or portions thereof called for redemption.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.
Section 903.    Notice of Redemption. Subject to the final paragraph of Section 108, notice of redemption or purchase as provided in Section 901 shall be given electronically or, at the Company’s option, by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date (except that such notice may be delivered more than 60 days prior to the Redemption Date if such notice is issued in connection with the defeasance of Securities or a satisfaction and discharge of this Indenture or of such Securities, or if the Redemption Date is delayed, in each case, as provided in the applicable supplemental indenture), to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register. Each Notice of redemption shall identify the Securities to be redeemed (including the CUSIP number).
Any such notice shall state:
(1)    the expected Redemption Date;
(2)    the redemption price (or the formula by which the redemption price will be determined);
(3)    if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the portion of the respective principal amounts) of the Securities to be redeemed;
(4)    that, on the Redemption Date, the redemption price will become due and payable upon each such Security, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date; and
(5)    the place where such Securities are to be surrendered for payment of the redemption price.
In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by the applicable supplemental indenture, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed.
The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.
Notice of such redemption or purchase of Securities to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least five Business Days (or such shorter period as shall be satisfactory to the Trustee) prior to the date on which notice will be sent to Holders), by the Trustee in the name and at the expense of the Company. Any such request will set forth the information to be stated in such notice, as provided by this Section 903.
The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
Section 904.    Deposit of Redemption Price. On or prior to 12:00 p.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the redemption price of, and any accrued and unpaid interest on, all the Securities or portions thereof which are to be redeemed on that date.
Section 905.    Securities Payable on Redemption Date. Notice of redemption having been given as provided in this Article IX or in the applicable supplemental indenture, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price specified herein or in the applicable supplemental indenture and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Indenture) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with such notice, such Securities shall be paid by or on behalf of the Company at the redemption price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.
On and after any Redemption Date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Securities called for redemption shall have been made available in accordance with Section 904, the Securities (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Securities (or portions thereof) will be to receive payment of the redemption price of and, subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Securities (or portions thereof) to the Redemption Date. If any Security (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security (or portion thereof).
Section 906.    Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered (or, if the Security is a global Security, an adjustment shall be made to the schedule attached thereto).
ARTICLE X

SATISFACTION AND DISCHARGE
Section 1001.    Satisfaction and Discharge of Indenture. With respect to the Securities of any series, this Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of the Outstanding Securities and this Indenture, when:
(i)    either:
(a)    all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) have been cancelled or delivered to the Trustee for cancellation; or
(b)    all such Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Company, have been called for redemption or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(ii)    the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire Indebtedness on such Securities not theretofore cancelled or delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;
(iii)    the Company has paid or caused to be paid all other sums then payable hereunder by the Company with respect to the Outstanding Securities of such series; and
(iv)    the Company has delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 1001 relating to the satisfaction and discharge of this Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).
In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.
Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to Section 1001(ii), the obligations of the Trustee under Section 1003 and with respect to any rights to convert or exchange such Securities into securities of the Company or another issuer shall survive such satisfaction and discharge.
Section 1002.    Application of Trust Money. Subject to the provisions of the last paragraph of Section 403, all money and/or U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1001 shall be held in trust and applied by it, in accordance with the provisions of the Securities of the applicable series and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Securities of such series; but such money need not be segregated from other funds except to the extent required by law.
ARTICLE XI

DEFEASANCE OR COVENANT DEFEASANCE
Section 1101.    The Company’s Option to Effect Defeasance or Covenant Defeasance. The Company may at its option, at any time, elect to have terminated the obligations of the Company with respect to the Outstanding Securities of any series as set forth in this Article XI, and elect to have either Section 1102 or Section 1103 be applied to all of the Outstanding Securities of such series (the “Defeased Securities”), upon compliance with the conditions set forth in Section 1104.

Either Section 1102 or Section 1103 may be applied to the Defeased Securities to any Redemption Date or the Stated Maturity of the Securities.
Section 1102.    Defeasance and Discharge. Upon the Company’s exercise under Section 1101 of the option applicable to this Section 1102, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Securities on the date the relevant conditions set forth in Section 1104 are satisfied (hereinafter, “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1105 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and the Company shall be deemed to have satisfied all other obligations under the Defeased Securities and this Indenture insofar as the Defeased Securities are concerned (and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 1104 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest on the Defeased Securities when such payments are due, (b) the Company’s obligations with respect to the Defeased Securities under Sections 304, 305, 306, 402 and 403, and with respect to any rights to convert the Defeased Securities into other securities of the Company or exchange the Defeased Securities for securities of another issuer, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including the Trustee’s rights under Section 607, and (d) this Article XI. If the Company exercises its option under this Section 1102, payment of the Defeased Securities may not be accelerated because of an Event of Default with respect thereto. Subject to compliance with this Article XI, the Company may, at its option and at any time, exercise its option under this Section 1102 notwithstanding the prior exercise of its option under Section 1103 with respect to the Defeased Securities.
Section 1103.    Covenant Defeasance. Upon the Company’s exercise under Section 1101 of the option applicable to this Section 1103, the Company shall be released from its obligations under, to the extent specified pursuant to Section 301(12), any covenant applicable to the Defeased Securities, on and after the date the conditions set forth in Section 1104 are satisfied (hereinafter, “Covenant Defeasance”), and the Defeased Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant or provision, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501, but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

Section 1104.    Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1102 or Section 1103 to the Defeased Securities:
(1)    the Company shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money or U.S. Government Obligations, or a combination thereof in amounts as will be sufficient (without reinvestment), to pay and discharge the principal of, and premium, if any, and interest on the Defeased Securities to the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and such Securities;
(2)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit;
(3)    such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
(4)    in the case of an election under Section 1102, the Company shall have delivered to the Trustee an Opinion of Counsel from White & Case LLP or other counsel in the United States to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Defeased Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; provided that such Opinion of Counsel need not be delivered if all Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;
(5)    In the case of an election under Section 1103, the Company shall have delivered to the Trustee an Opinion of Counsel from White & Case LLP or other counsel in the United States to the effect that the Holders of the Defeased Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(6)    The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 1204 relating to either the Defeasance under Section 1202 or the Covenant Defeasance under Section 1203, as the case may be, have been complied with. In rendering such Opinion of Counsel, counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (1), (2) and (3) of this Section 1204 or as to any matters of fact.
Section 1105.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 403, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article VI, collectively and solely for purposes of this Section 1105, the “Trustee”) pursuant to Section 1104 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1104, or the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Securities.
Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time, upon Company Request, any money or U.S. Government Obligations held by it as provided in Section 1104 that, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance. Subject to Article VI, the Trustee shall not incur any liability to any Person by relying on such opinion.
Section 1106.    Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 1102 or Section 1103, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Defeased Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1102 or Section 1103, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 1102 or Section 1103, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

Section 1107.    Repayment to the Company. Subject to any applicable abandoned property law, the Trustee shall pay to the Company upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years after the Stated Maturity or the Redemption Date, as the case may be. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.
HERTZ GLOBAL HOLDINGS, INC.
By:____________________________________
Name:
Title:

[________],
as Trustee
By:____________________________________
Name:
Title:

[Signature Page to Indenture]